UNITED STATES SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K/A
                                 AMENDMENT NO. 1
                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported): February 27, 2003


                         NEW ENGLAND ACQUISITIONS, INC.
             (Exact name of registrant as specified in its charter)

           Florida               5 Ridge Road               65-1102237
                               Cos Cob, CT 06807
       (State or other            203-622-1848           (I.R.S. Employer
       jurisdiction of                                  Identification No.)
       incorporation or      (Address of Principal
        organization)          Executive Offices)


                                  203-622-1848
              Registrant's telephone number, including area code:

================================================================================

Item 5.  Other Events and Regulation FD Disclosure.

We have explored several alternative methods to market our licensed ethnic shave cream at the least possible cost. We have determined that conventional marketing to distributors who sell products to large retail and drug stores is not feasible for us because of the requisite marketing and promotional expenditures. We believe that the amount of the expenditures would be in excess of $250,000. We believe that a more cost effective approach to distribute the shave cream would involve small health care and drug chains which sell products primarily to the targeted market for the shave cream. We have recently had preliminary discussions with a marketing and advertising company that handles products in the ethnic beauty industry. At our request, ADM Tronics Unlimited, Inc. has agreed to furnish a sample of the shave cream to the advertising and
marketing company.   That advertising and marketing company, which is aware of
our limited resources, has expressed interest in the shave cream provided that it finds that the product is effective in its intended use. We have not discussed any prospective terms with that company. We cannot assure you that the marketing and advertising company will find that the shave cream is effective or, if so, that we will be able to agree upon acceptable terms with it.

We have also explored several alternative methods to market the Aurex-3. ADM Tronics Unlimited, Inc. has verbally advised our president that it would grant us the right to market the Aurex-3 in China. We then provided a sample Aurex-3 to a Chinese distributor for its evaluation. The distributor has advised us, on the basis of limited use, the sample has not been found to be effective. We are presently reevaluating our strategy to market the Aurex-3.

Our cash resources are presently approximately $1,500. Our president has agreed to purchase 2,500 shares of our common stock at $2.00 per share. We have not attempted to raise any additional capital because we believe that if were successful, the terms would be disadvantageous to us. It is our intent to attempt to raise additional capital at a subsequent date. Naturally, we can not assure you that we will ever be successful in raising additional capital on terms not disadvantageous to us or at all.

Item 7. Financial Statements and Exhibits.

(a) Financial statements of business acquired.

Report of Independent Auditor

Board of Directors
CJC Enterprises of New York, Inc.
Center Moriches, NY

We have audited the accompanying inception balance sheet of CJC Enterprises of New York, Inc. as of February 28, 2003 and the related statement of stockholder's equity for the period January 10, 2003 (inception) to February 28, 2003. These financial statements are the responsibility of the company's management. Our responsibility is to express an opinion on these financial statements based upon our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial
statements.   An audit also includes assessing the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements, referred to above, present fairly in all material respects the financial position of CJC Enterprises of New York, Inc. for the period January 10, 2003 (inception) to February 28, 2003 in conformity with auditing standards generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the company will continue as a going concern. As discussed in Note B of the Notes to Financial Statements, the company has been recently incorporated and as of February 28 has had no significant operating activities. Management's plans, in regard to subsequent operating activities, are also described in Note B.

/s/ William A.Meyler
--------------------
William A. Meyler, P.C.

Middletown, NJ
March 26, 2003


                        CJC ENTERPRISES OF NEW YORK, INC

                                 BALANCE SHEET
                               FEBRUARY 28, 2003



ASSETS

CURRENT ASSETS
    Cash                                              $  1,106
    Inventory                                            3,193
                                                       --------
        Total Current Assets                             4,299

EQUIPMENT AND LEASEHOLD IMPROVEMENTS                    23,000
                                                       --------
                                                       $27,299


LIABILITIES AND STOCKHOLDER'S EQUITY

CURRENT LIABILITIES
     Accrued Expenses                                 $    411
                                                      ----------
        Total Current Liabilities                          411


STOCKHOLDER'S EQUITY
     Common stock, authorized 200
       shares; no par value; issued
        and outstanding  200 shares                     26,888
                                                      ----------
        Total Stockholder's Equity                      26,888
                                                      ----------
                                                       $27,299
                                                      ==========


See accompanying notes to financial statements.

                       CJC ENTERPRISES OF NEW YORK, INC.

                       STATEMENT OF STOCKHOLDER'S EQUITY
        PERIOD JANUARY 10, 2003 (DATE OF INCEPTION) TO FEBRUARY 28, 2003


                                                   Common Stock
                                                   -------------
                                        Number         Amount         Total
                                       --------       --------      ---------
Common Stock Transactions
 issuance of 200 shares of
  common stock to
  organizing shareholder for             200          $26,888         $26,888
  $26,888                               =====         ========        =======



See accompanying notes to financial statements.
===================================================================
                       CJC ENTERPRISES OF NEW YORK, INC.

                         NOTES TO FINANCIAL STATEMENTS
                               FEBRUARY 28, 2003


NOTE A    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

        ORGANIZATION

CJC Enterprises of New York, Inc. ("the company"), was organized under the laws of New York on January 10, 2003. The company sells and installs automotive stereo systems, security devices and related products.

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

CASH AND CASH EQUIVALENTS

The company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

INVENTORIES

Inventories consist primarily of purchased parts and assembled units and are stated at the lower of cost (first-in, first-out) or market value.

EQUIPMENT

Equipment is stated at cost. Depreciation of equipment for financial purposes is provided based upon rates which are reasonable in the electronics industry.

Expenditures for major renewals and betterments which extend the useful lives of equipment is capitalized. Expenditures for maintenance and repairs are charged to expense as incurred.

The cost of equipment sold, retired or otherwise disposed of and the related allowance for depreciation are eliminated from the accounts and any resulting gain or loss is included in operations.

NOTE B    GOING CONCERN

The company was incorporated on January 10, 2003 and as of February 28, 2003 had no significant operating activities and no significant capital contributions. The company anticipates selling and marketing the electronic components at a profit which will allow the company to cover operating expenses. The company's chief executive officer has two other retail stores (separate companies) of a similar nature which are profitable. Based upon the marketing experience of the chief executive officer's other ventures, which will be extended to the company, there is an expected profit which will cover operating expenses. However, there can be no assurance that the company's retail store will be profitable or able to sustain its operating expenses.

CJC ENTERPRISES OF NEW YORK, INC.

NOTES TO FINANCIAL STATEMENTS (CONTINUED) FEBRUARY 28, 2003

NOTE C     EMPLOYMENT AGREEMENT

The company has entered into an employment agreement with its chief executive officer, Eugene Cella, for a period of ten years. The agreement may be terminated by Mr. Cella at any time subsequent to the second year. Pursuant to the agreement, Mr. Cella is only required to devote a portion of his time to the company. Mr. Cella's compensation is $26,000 for the first year, $31,200 for the second year, and a negotiated salary for subsequent years.

NOTE D     LEASE PREMISES

The company currently leases a store under a lease agreement expiring in March 2004.

Future minimum payments required under the operating leases are as follows:

        2003         $  12,000
        2004         $  14,400



                         NEW ENGLAND ACQUISITIONS, INC.
                        (A Development Stage Enterprise)
                            PRO-FORMA BALANCE SHEET

                                  New England            CJC Enterprises
                               Acquisitions, Inc.        of New York, Inc.     Pro-Forma        Pro-Forma
                               December 31, 2002        February 28, 2003      Adjustments     Balance Sheet
                             --------------------     --------------------   -------------   ----------------
ASSETS

CURRENT ASSETS
   Cash                            $  9,238              $  1,106                                $  10,344
   Inventory                             -                  3,193                                    3,193
                                   ---------             --------                                  --------

 Total Current Assets                 9,238                 4,299                                   13,537
   EQUIPMENT                            -                  23,000                                   23,000
   OTHER
    Goodwill                            -                      -                   23,112           23,112
    License agreement                75,188                    -                       -            75,188
                                   ---------            ---------                 --------         --------
                                   $ 84,426              $ 27,299                $ 23,112        $ 134,837

LIABILITES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
        Accrued expenses           $  7,500                   411                                 $  7,911
        Due to principal
          stockholder                23,584                    -                                    23,584
                                   ---------             ----------                               ----------
  Total Current Liabilities          31,084                   411                                   31,495

STOCKHOLDERS EQUITY
        Common stock authorized
        150,000,000 shares;
        $0.00001 par value;
        issued and outstanding
        3,157,875 shares at
        December 31, 2002 and            32                       1                                     33
          3,275,875
        Common stock authorized
          200 shares; no par value;
          issued and outstanding
           200 shares                                        26,888            (26,888)
        Additional paid-in capital   75,186                                     49,999             125,185
        Deficit accumulated
          during Development
          Stage                     (21,876)                     -                   -            (21,876)
                                  ----------               --------            ---------      ------------
Total Stockholders'Equity            53,342                 26,888              23,112            103,342
                                  ---------                --------            ---------      ------------
                                 $   84,426              $  27,299            $ 23,112           $134,837
                                 ==========             ===========          ===========      ============


                  See notes to Pro-Forma Financial System


                         NEW ENGLAND ACQUISITIONS, INC.
                        (A Development Stage Enterprise)
                       NOTES TO PRO-FORMA BALANCE SHEETS


NOTE A  GENERAL

The Pro-Forma Balance Sheet represents the unaudited balance sheet of New England Acquisition, Inc. ("the Company") as at December 31, 2002 and the audited balance sheet of CJC Enterprise of New York, Inc. as at February 28, 2002.

NOTE B  ACQUISITION OF CJC ENTERPRISE OF NEW YORK, INC.

On February 27, 2003, New England Acquisitions, Inc. purchased, for 100,000 shares of its common stock, 100% of the issued and outstanding common stock of CJC Enterprises of New York, Inc. The company has valued the stock using a discounted market price of $0.50 per share. The details of the transaction is as follows:

Issuance of 100,000 shares of New England Acquisition, Inc.
  common stock                                              $ 50,000
Less: Book value of CJC Enterprises of New York, Inc.         26,888
                                                            ---------
Amount allocated to Goodwill                                $ 23,112
                                                            ---------


SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

New England Acquisitions, Inc.

Date: April 8,2003

/s/ Gary Cella
---------------
Gary Cella,
President